Exhibit 10.2

Execution Copy

GUARANTEE OF LEASE

GUARANTEE OF LEASE made as of the 3rd day of May, 2006 by THE TALBOTS, INC., a Delaware corporation, publicly traded on the New York Stock Exchange, having an address at One Talbots Drive, Hingham, Massachusetts 02043 (“Guarantor”) to NATIONAL FIRE PROTECTION ASSOCIATION, a Massachusetts non-profit corporation, having an address at One Batterymarch Park, Quincy, Massachusetts 02169 (“Landlord”).

Reference is made to the following facts:

A.     Landlord has requested Guarantor to guarantee that certain Lease Agreement dated as of September 21, 1998, as amended by that certain First Amendment to Lease Agreement dated June 10, 1999, as further amended by that certain Second Amendment to Lease Agreement dated October 29, 1999, and as further amended by that certain Third Amendment to Lease Agreement of even date herewith (as so amended, the “Lease”), with J. Jill Group, Inc., a Delaware corporation, as tenant (“Tenant”), of certain premises located at Four Batterymarch Park, Quincy, Massachusetts. Defined terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Lease.

B.     Tenant is an affiliate of Guarantor.

C.     Guarantor is willing to guarantee performance by Tenant of the covenants contained in the Lease on the part of Tenant to be performed, to induce Landlord to enter into the Lease with Tenant.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor hereby agrees with and guarantees to Landlord as follows:

1.     Guarantor unconditionally, absolutely and irrevocably guarantees to Landlord the prompt payment when due of the rent, additional rent and other charges payable under the Lease, the full and faithful performance, and observance of any and all covenants, conditions, obligations and agreements contained in the Lease (collectively, the “Covenants”) on the part of Tenant to be performed and observed, and the payment of all costs, expenses and damages which may arise as a result of any Tenant default under the Lease, or any default under this Guarantee; and Guarantor unconditionally covenants and agrees with Landlord that, if default or breach shall at any time be made by Tenant in the Covenants to pay rent, additional rent, or to perform any of the other Covenants contained in the Lease, and notice of such default or breach shall have been given by Landlord to Tenant to the extent required under the Lease, and neither Tenant nor Guarantor shall have cured such default or breach within the applicable grace period, if any, provided for in the Lease, Guarantor shall perform the Covenants, pay the rent, additional rent or other charges or arrears thereto that may remain due thereon to Landlord, and pay any and all damages stipulated in the Lease with respect to the non-performance of the Covenants.

2.     Guarantor expressly agrees that the liability of Guarantor hereunder shall not be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected by any of the following:

(a)     any amendment or modification of the provisions of the Lease made with the consent of Guarantor;

(b)     any extensions of time for performance, whether in whole or in part, of the Covenants under the Lease on the part of Tenant to be performed given prior to or after default thereunder;

(c)     any exchange, surrender or release, in whole or in part of any security which may be held by Landlord at any time for or under the Lease;

(d)     any other guarantee now or hereafter executed by Guarantor or anyone else except as may be otherwise provided in the Lease;

(e)     any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any Covenants, claims, causes of action, rights or remedies which Landlord may, at any time, have under the Lease or with respect to any guarantee or any security which may be held by Landlord at any time under the Lease or with respect to Tenant;

(f)     the release of any other guarantor from liability for the performance or observance of any other covenants under the Lease on the part of Tenant to be performed, whether by operation of law or otherwise;

(g)     Landlord’s consent to any assignment or subletting of the Lease by Tenant, or any subletting of the Premises demised under the Lease by Tenant;

(h)     any rights, powers or privileges Landlord may now or hereafter have against any person, entity or collateral;

(i)     any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of Tenant’s interest in the Lease or the occurrence of any such assignment, conveyance, mortgage, merger or other voluntary or involuntary transfer which results in Guarantor becoming Tenant under the Lease;

(j)     any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or part of the interest or rights of Landlord under the Lease; or

(k)     any failure to enforce any of the terms, covenants or conditions of the Lease or this Guarantee.

In the event that any agreement or stipulation between Landlord and Tenant shall extend the time of performance or modify any of the covenants of the Lease on the part of Tenant to be performed, Guarantor shall continue to be liable upon its guarantee according to the tenor of any such agreement or stipulation.

3.     To hold Guarantor liable under this Guarantee no demand shall be required. Landlord shall have the right to enforce this Guarantee without pursuing any rights or remedies of Landlord against Tenant or any other party, or any security Landlord may hold; it being intended that if (i) there shall occur any reach, insolvency or bankruptcy default or any other default by Tenant in the performance or observance of any Covenant in the Lease, (ii) notice of any such default or breach shall have been given by Landlord to Tenant, and (iii) Tenant and Guarantor shall have failed to cure such default or breach within the applicable grace period, if any, then Guarantor shall be obligated to perform its obligations hereunder. Landlord may, at its option but after the expiration of any applicable grace periods under the Lease, proceed against Guarantor, or any one or more guarantors if there be more than one, without having commenced any action, or having obtained any judgment against Tenant or against Guarantor or against any other guarantor if there be more than one; and Guarantor’s and each other guarantor’s liability with regard to the Lease shall be as a primary party, with the same force and effect as if Guarantor and each other guarantor had originally signed the Lease as a tenant. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Tenant or any other party or in separate actions, as often as Landlord, in its sole discretion, may deem advisable.

4.     Guarantor hereby expressly waives and releases (i) notice of the acceptance of this Guarantee (any requirement for acceptance of this Guarantee by Landlord is hereby waived) and notice of any change in Tenant’s financial condition; (ii) the right to interpose all substantive and procedural defenses of the law of guarantee, indemnification and suretyship, except the defenses of prior payment or prior performance by Tenant or Guarantor (of the obligations which Guarantor is called upon to pay or perform under this Guarantee); (iii) all rights and remedies accorded by applicable law to guarantors, or sureties, including without limitation, any extension of time conferred by any law now or hereafter in effect; (iv) the right to trial by jury, in any action or proceeding of any kind arising on, under, out of, or by reason of or relating in any way to Guarantee or the interpretation, breach or enforcement thereof; (v) the right to interpose any defense (except as allowed under (ii) above), set off or counterclaim (unless the failure to interpose such counterclaim would constitute a bar to a separate proceeding and a waiver of such claim) of any nature or description in any action or proceeding (provided nothing stated herein shall prevent Guarantor from bringing a separate proceeding of any nature or description); and (vi) any right or claim or right to cause a marshalling of Tenant’s assets or to cause Landlord to proceed against Tenant, and/or any collateral held by Landlord at any time or in any particular order.

5.     Without limiting Guarantor’s obligations elsewhere under this Guarantee, Guarantor agrees that if Tenant, or Tenant’s trustee, receiver or other officer with similar powers with respect to Tenant, rejects, disaffirms or otherwise terminates the Lease pursuant to any bankruptcy, insolvency, reorganization, moratorium or any other law affecting creditors’ rights generally, Guarantor shall automatically be deemed to have assumed, from and after the date such rejection, disaffirmance or other termination of the Lease is deemed effective, all obligations and liabilities of Tenant under the Lease to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and the Lease had never been so rejected, disaffirmed or otherwise terminated. Guarantor, upon such assumption, shall be obligated to perform and observe all of the terms, conditions and covenants of the Lease to be observed and performed by Tenant thereunder whether theretofore accrued or thereafter accruing, and Guarantor shall be subject to any rights to remedies of Landlord which may have theretofore accrued or which may thereafter accrue against Tenant on account of any default under the Lease, notwithstanding that such defaults existed prior to the date Guarantor was deemed to have automatically assumed the Lease or that such rights or remedies are unenforceable against Tenant by reason of such rejection, disaffirmance or other termination. Guarantor shall confirm such assumption in writing at the request of Landlord upon or after such rejection, disaffirmance or other termination, but the failure to do so shall not affect such assumption. Guarantor, upon the assumption of the Lease, shall have all the rights of Tenant under the Lease (to the extent permitted by law). Neither Guarantor’s obligation to make payment in accordance with the terms of this Guarantee nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guarantee as if no such impairment, stay, modification, change, release or limitation had occurred. Without limiting the generality of the foregoing, Guarantor hereby waives all suretyship defenses or defenses in the nature thereof.

6.     This Guarantee and all rights, obligations and liabilities arising hereunder shall be construed according to the laws of the Commonwealth of Massachusetts. Guarantor hereunder agrees that any legal action, suit, or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guarantee or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding shall be brought in the United States Courts for the District of Massachusetts, or in the courts of the Commonwealth of Massachusetts, as Landlord may elect, and, by execution and delivery of this Guarantee, Guarantor hereby irrevocably accepts and submits to the venue and non-exclusive jurisdiction of each of the aforesaid courts in persona, generally and unconditionally with respect to any such action, suit, or proceeding for itself and in respect of its property. Guarantor further agrees that final judgment against it in any action, suit, or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

7.     Until all the Covenants in the Lease on Tenant’s part to be performed and observed are fully performed and observed, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor, in compliance with the obligations of Guarantor hereunder; and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

8.       Guarantor represents and warrants to Landlord that as of the date hereof:

(a)     Guarantor has full power, authority and legal standing to enter into this Guarantee, and abide by the terms hereof, including, without limitation, the payment of all moneys required herein.

(b)     The execution, delivery and performance by Guarantor of this Guarantee has been duly authorized by all necessary corporate action.

(c)     This Guarantee constitutes the legal, valid and binding obligation of Guarantor.

(d)     Guarantor is an affiliate of Tenant, and has received full, fair and adequate consideration for the within Guarantee.

9.        If Landlord shall be obligated by reason of any bankruptcy, insolvency or other legal proceeding to pay or repay to Tenant or to any trustee, receiver or other representative of the Tenant, any amounts previously paid by Tenant pursuant to the Lease, Guarantor shall reimburse Landlord for any such payment or repayment and this Guarantee shall extend to the extent of such payment or repayment made by Landlord.

10.      Guarantor shall, at any time and from time to time, within ten (10) days following the request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guarantee is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that to the best of Guarantor’s knowledge, Guarantor is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

11.      All remedies afforded to Landlord by reason of this Guarantee or the Lease, or otherwise available at law or in equity, are separate and cumulative remedies and it is agreed that no one remedy, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other remedy available to Landlord and shall not limit or prejudice any other legal or equitable remedy which Landlord may have.

12.      Guarantor waives trial by jury of any and all issues arising in any action, suit or proceeding to which Landlord and Guarantor may be parties upon, under or connected with this Guarantee or any of its provisions, directly or indirectly. If there is more than one guarantor of the Lease, Guarantor and such other guarantor(s) shall be jointly and severally liable. Guarantor represents that, as of the date hereof, Guarantor is the sole owner of Tenant.

13.      If any term, covenant, condition or provision of this Guarantee or the application thereof to any circumstance or to Guarantor shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Guarantee or the application thereof to any circumstances or to Guarantor, other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Guarantee shall be valid and shall be enforceable to the fullest extent permitted by law.

14.     This Guarantee may be modified only by an instrument in writing signed by duly authorized representatives of Landlord and Guarantor.

15.     Whenever, by the terms of this Guarantee, notice shall or may be given either to Landlord or to Guarantor, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid or by so-called “express” mail (such as Federal Express or U.S. Postal Service Express Mail):

If intended for Landlord, addressed to Landlord at the address first set forth above, or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice with a copy to Katharine E. Bachman, Esq. at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109.

If intended for Guarantor, addressed to Guarantor at the address set forth above, to the Attention of General Counsel, or to such other address or addresses as may from time to time hereafter be designated by Guarantor by like notice.

All such notices shall be effective when deposited in the United States mail within the Continental United States or when received by the “express” mail carrier, as the case may be.

16.     This Guarantee shall be binding upon Guarantor and its representatives, successors and assigns, and shall inure to the benefit of and may be enforced by the successors, assigns and grantors of Landlord or by any person to whom Landlord’s interest in the Lease or any part thereof, including the rents, may be assigned whether by way of mortgage or otherwise. Wherever in this Guarantee reference is made to either Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord and the then permitted successor or assignee of Tenant.

IN WITNESS WHEREOF, Guarantor has executed this Guarantee under seal as of the day and year first above written.

THE TALBOTS, INC.,
a Delaware corporation

By:		/s/ Richard T. O’Connell, Jr.
	Name:	Richard T. O’Connell, Jr.
	Title:	Senior Vice President
Hereunto duly authorized